UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2014

ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	001-35911	48-0201080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

751 Freeport Parkway, Coppell, Texas 75019

 (Address of principal executive offices) (Zip Code)

(469) 322-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2014, ALCO Stores, Inc. (the “Company”) entered into an engagement letter agreement (the “Deloitte Engagement Agreement”) with Deloitte Transactions and Business Analytics LLP (“Deloitte”), pursuant to which the Company engaged Deloitte to provide certain services relating to the development and implementation of the Company’s bankruptcy strategy and to make available Michael Juniper to act as the Company’s duly appointed Interim Chief Restructuring Officer (the “Interim CRO”) during the term of the engagement.  The role of the Interim CRO includes working on a collaborative basis with the Company’s senior executives to coordinate the Company’s restructuring and reorganization efforts under the Bankruptcy Code (as defined below), including the identification, development and implementation of strategies related to the Company’s business plan.  The Interim CRO, assisted by other personnel of Deloitte, is also engaged to assist the Company in, among other things: (i) assisting in developing the Company’s financial and operational turnaround strategy, bankruptcy strategies and associated activities; (iii) assisting with the implementation of the Company’s financial and operational turnaround strategy; and (iii) providing such other services as may be agreed to by Deloitte and the Company in writing.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

On October 13, 2014 (the “Petition Date”), the Company and its subsidiary, ALCO Holdings, Limited Liability Company (together, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Petitions”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Debtors expect to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code during the pendency of the cases under Chapter 11 of the Bankruptcy Code (the “Chapter 11 cases”).

On the Petition Date, the Company entered into a Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among ALCO Stores, Inc., as Lead Borrower, the persons named in Schedule 1.01 and Schedule 1.02 thereto, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (in such capacity, the “Agent”), Swing Line Lender, Term Loan Agent, Sole Lead Arranger and Sole Bookrunner for the lender parties thereto, and the lenders party thereto (the “Lenders”), pursuant to which the Agent and the Lenders agreed to provide (i) a senior secured revolving credit facility in an aggregate principal amount not to exceed $110,000,000 and (ii) a senior secured term loan in the original principal amount of $12,675,000, in order to, among other things, repay certain pre-petition obligations, fund the Debtors’ Chapter 11 cases, and provide working capital for the Debtors during the pendency of the Chapter 11 cases.

In connection with filing the Chapter 11 Petitions, the Debtors filed motions seeking Bankruptcy Court approval of the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement filed with the Bankruptcy Court.

Item 2.04 Triggering Events That Accelerate Or Increase A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Petitions described in Item 1.03 of this Current Report on Form 8-K constituted an event of default under the Amended and Restated Credit Agreement, dated as of May 30, 2014 (the “Credit Agreement”), by and between the Company and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), collateral agent, and lender (as amended, modified or supplemented, from time to time).  The Credit Agreement provides that as a result of the Chapter 11 Petitions, the Administrative Agent may (i) declare the unpaid principal amount of all outstanding revolving credit loans, term loan, and real estate loan under the Credit Agreement, and all interest accrued and unpaid thereon to be immediately due and payable; and (ii) require that the Debtors pledge and deposit with the Administrative Agent, for the benefit of the Wells Fargo Bank, as letter of credit issuer under the Credit Agreement, as collateral for aggregate undrawn amount available to be drawn under all outstanding letters of credit issued under the Credit Agreement, cash or deposit account balances in an amount equal to 105% of the outstanding amount of all outstanding letters of credit issued under the Credit Agreement.  The aggregate amount outstanding under the Credit Agreement is approximately $110 million, and the aggregate face amount of such outstanding letters of credit is approximately $11 million.  The Company believes that any efforts to enforce such payment obligations under the Credit Agreement are stayed as a result of the Chapter 11 Petitions, and the creditor’s rights of enforcement in respect of the Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                                 On October 13, 2014, the Company received a letter from the Director of Listing Qualifications of The NASDAQ Stock Market LLC (the “Director”) stating that the staff of The NASDAQ Stock Market, LLC (the “Staff”) has determined that the Company’s securities will be delisted from The NASDAQ Stock Market.  The letter states that the delisting notice was issued as a result of the Company’s announcement on October 13, 2014 that it had filed for protection under Chapter 11 of the U.S. Bankruptcy Code, and that the letter was issued by the Staff pursuant to its discretionary authority under NASDAQ Listing Rules 5101, 5110(b), and IM-5101-1.

The Staff’s determination was based on the Company’s voluntary Chapter 11 filing, the associated public interest concerns raised by it; concerns regarding the residual equity interest of the existing listed securities holders; and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The NASDAQ Stock Market.

Unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on October 22, 2014 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The NASDAQ Stock Market.

Item 8.01 Other Events

On October 13, 2014, the Company issued a press release announcing the filing of a voluntary petition seeking relief under the Bankruptcy Code.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements.  These statements speak only as of the date of this Current Report on Form 8-K, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise.  These statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements.

These risks and uncertainties include but are not limited to (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (ii) the expectation that the Chapter 11 cases will enable us to sell our assets in an orderly manner and maximize the value for our stakeholders, our ability to operate our business during this process and the plans and objectives of our management and assumptions regarding our future performance, (iii) the effects of the Company’s bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 cases, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the plan of liquidation, and (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations.  In the event that the risks disclosed in the Company’s public filings and those discussed above cause results to differ materially from those expressed in the Company’s forward-looking statements, the Company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.

The Company’s stockholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated October 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO STORES, INC.

Date: October 14, 2014	By:	/s/ Stanley B. Latacha
Stanley B. Latacha
Interim Chief Executive Officer